Exhibit 10.14

CONSORCIO MINERO DE MÉXICO CORMIN MEX, S.A. de C.V.

A TRAFIGURA GROUP COMPANY

10 November 2010

With respect to 203-09-CMX-25739-P (the “Contract”) concluded on the 5th day of October 2009, as amended, between:

DON DAVID GOLD, S.A. DE C.V.. Macedonio Alcala No. 201-105, Col. Centro Oaxaca, Oaxaca, Mexico, hereinafter called Seller;

and

CONSORCIO MINERO DE MEXICO CORMIN MEX, S.A. DE C.V. Avenida Reforma No. 115 Despacho 2102, Col. Lomas de Chapultepec, C.P. 11000, Delegacion Miguel Hidalgo, Distrito Federal, Mexico, called Buyer or Assignor;

Buyer and Seller agree as follows:

ASSIGMENT

Whereas at October 26th, 2010 (the “Effective Date”) Assignor wishes to assign all rights and obligations pertaining to the November 2010 and December 2010 quotas (the “November and December 2010 Quotas”) as follows:

•	The production estimated to be +/- 300 WMT during Nov 2010;

•	The production estimated to be +/- 300 WMT during Dec 2010.

The November and December 2010 Quotas will be assigned to:

TRAFIGURA BEHEER, B.V. Amsterdam. Branch Office Lucerne, Zürichstrasse 31,

Postfach 4268, 6002 Lucerne, Switzerland.

The parties agree as follows:

1.	The Seller agrees to release and discharge the Assignor upon the terms of the Assignee’s undertaking to perform the Contract and be bound by its terms and conditions in place of the Assignor in respect of the November and December 2010 Quotas.

2.	As from the Effective Date, the Assignee undertakes to perform the Contract in respect of the November and December 2010 Quotas and be bound by all of its terms and conditions in every way as if it had been a party to the Contract in place of the Assignor;

3.	The Seller and the Assignor hereby mutually release each other from their respective obligations with respect to the November and December 2010 Quotas as from the Effective Date.

4.	The Seller releases and discharges the Assignor from all future claims and demands whatsoever in respect of the November and December 2010 Quotas and accepts the liability of the Assignee under the Contract from the Effective Date.

Reforma 115, Oficina 2102, Col. Lomas de Chapultepec, C.P. 11000, México,D.F.

Tel.: 5540-2169 Fax: 5540-2203.

ASSIGNMENT AGREEMENT	203-09-CMX-25739-P	2

5.	Nothing in this Amendment Agreement shall affect or prejudice any claim or demand whatsoever which the Seller and the Assignor may have against each other relating to matters arising prior to the Effective Date.

GENERAL PROVISONS

This Assignment Agreement shall be governed by and construed in accordance with the laws of the state of New York. Any dispute arising out of or in connection with this Assignment Agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved in accordance with the Dispute Resolution clause in the Contract.

COUNTERPARTS

This Assignment Agreement may be executed in one or more counterparts but shall not be effective until each party has executed at least one counterpart. This Assignment Agreement may be delivered by facsimile or other electronic means. Each counterpart shall constitute an original of this contract, but all the counterparts shall together constitute but one and the same instrument.

Accepted by:

Don David Gold, S.A. DE C.V.,
(signed by fully authorized signature)

Trafigura Beheer B.V. Amsterdam, Branch Office Lucerne
Trafigura Beheer B.V., Amsterdam, Branch Office Lucerne
(signed by fully authorized signature)

Consorcio Minero de Mexico Cormin Mex S.A. de C.V. (signed by fully authorized signature)